Exhibit 24.1

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irving Weiser and Louis C. Fornetti, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of Inter-Regional Financial Group, Inc. (the "Company") relating to the Company's 1996 Stock Incentive Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.


Signature                 Title                           Date
- ---------                 -----                           ----

Irving Weiser             Chairman of the Board,          May 1, 1996
- -----------------------   President, Chief Executive
Irving Weiser             Officer and Director
                          (principal executive officer)

Louis C. Fornetti         Executive Vice President        May 1, 1996
- -----------------------   and Chief Financial Officer
Louis C. Fornetti         (principal financial officer)

Daniel J. Reuss           Senior Vice President,          May 1, 1996
- -----------------------   Controller and Treasurer
Daniel J. Reuss           (principal accounting officer)

John C. Appel             Executive Vice President        May 1, 1996
- -----------------------   and Director
John C. Appel

J. Evans Attwell          Director                        May 1, 1996
- -----------------------
J. Evans Attwell

Susan S. Boren            Director                        May 1, 1996
- -----------------------
Susan S. Boren

F. Gregory Fitz-Gerald    Director                         May 1, 1996
- -----------------------
F. Gregory Fitz-Gerald

C.A. Rundell, Jr.         Director                         May 1, 1996
- ----------------------
C.A. Rundell, Jr.

                          Director                         May 1, 1996
- ----------------------
Robert L. Ryan

Arthur R. Schulze, Jr.    Director                         May 1, 1996
- ----------------------
Arthur R. Schulze, Jr.